UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
February 7, 2008
Date of Report (Date of earliest event reported)
Cuisine Solutions, Inc.
(Exact name of registrant as specified in its charter)

DE	001-32439	52-0948383

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

85 S. Bragg St. Suite 600, Alexandria, VA	22312

(Address of principal executive offices)	(Zip Code)
703-270-2900
Registrant’s telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
9.01 Financial Statements and Exhibits
Signatures
EXHIBIT INDEX
EX-3.1 Amended and Restated Bylaws of Cuisine Solutions, Inc.
EX-10.1 Executive Incentive Compensation Plan for fiscal year 2008.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangments of Certain Officers

(e) On February 7, 2008, the following actions of the Compensation Committee (the "Committee") of the Board of Directors of Cuisine Solutions, Inc. (the “Company”) were reviewed and ratified by the Board of Directors of the Company:

Executive Incentive Compensation Plan ("EICP") - The Committee approved the target awards for the 2008 EICP grants to eligible employees, including the named executive officers. These target awards are equal to up to 50% of the then current base salary for the named executive officers. The potential payout for 2008 ranges from 0% to 100% of the target award. The Committee also approved earnings before interest, taxes, depreciation and amortization ("EBITDA") as the performance category that it will consider in 2008 for the named executive officers. The Committee has the discretion under the EICP to adjust any award to take into account any factors it deems relevant, including extraordinary or unusual items occurring during the performance year. In this regard, the EICP also includes a discretionary bonus feature, whereby the Committee retains the flexibility in determining the final award to consider other performance criteria, such as the individual’s and the Company’s performance in meeting certain strategic goals.

Base Salaries. The base salaries of the Company’s executive officers were not increased.

A copy of the EICP for fiscal year 2008 is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 7, 2008, the Board of Directors of the Company (the “Board”) amended the bylaws of the Company in order to, among other things:

        provide additional procedures and timing in relation to, among other things, notices, affidavits of mailing, and the business to be conducted at, annual and special meetings of stockholders, and for inclusion of stockholder proposals in proxy statements for annual and special meetings (Sections 5, 6, and 44);
        provide that, at a special meeting of stockholders, director nominations may be made by the Board or any stockholder (Section 6(c));
        provide that stockholder action be taken at an annual or special meeting of stockholders called in accordance with the Bylaws, and that no action be taken by the stockholders by written consent or by electronic transmission (Section 13);
        provide that any director vacancies resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office (Section 18);
        require the affirmative vote of at least sixty-six and two-thirds of the stockholders in order to remove a director without cause (Section 20);
        provide that an officer may be removed, with or without cause, by a majority vote of the Board (Section 31);
        provide additional procedures and timing in relation to indemnification and advancement of expenses for directors and officers (Section 43);
        require the affirmative vote of two-thirds of the stockholders to amend the Bylaws (Section 45).

  In connection therewith, the Board determined to restate the Bylaws in their entirety, effective as of February 7, 2008.  The preceding summary description of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws attached hereto as Exhibit 3.1 which is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits

(d)   Exhibits

          3.1   Amended and Restated Bylaws of Cuisine Solutions, Inc.

        10.1   Executive Incentive Compensation Plan for fiscal year 2008.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cuisine Solutions, Inc.
Date: February 13, 2008	By:	/s/ Ronald Zilkowski
Ronald Zilkowski
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

EX-3.1	Amended and Restated Bylaws of Cuisine Solutions, Inc.

EX-10.1	Executive Incentive Compensation Plan for fiscal year 2008.